Exhibit 10.13

PEREGRINE SYSTEMS, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement is effective as of August 22, 2002 between Peregrine Systems, Inc., a Delaware corporation (the “Company”), and Kenneth A. Sexton (the “Grantee”).

1.                                   NOTICE OF RESTRICTED STOCK GRANT

Grantee’s Name:	Kenneth A. Sexton

You have been granted restricted shares of the Common Stock of the Company (“Restricted Shares”), subject to the terms and conditions of this Restricted Stock Agreement, as follows:

Date of Grant:	August 22, 2002

Vesting Commencement Date:	June 24, 2002

Total Number of Restricted Shares Granted:	100,000

Vesting Schedule and Forfeiture:

25% of the total number of the Restricted Shares shall vest twelve months after the Vesting Commencement Date, and 1/36th of the total remaining number of the Restricted Shares shall vest each month thereafter, provided that Restricted Shares actually will vest on any such date only if the Grantee is a Service Provider on such date.

If your service terminates for any reason, then the Restricted Shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination.  This means that the Restricted Shares will immediately revert to the Company.  No payment by the Company will be due to Grantee for Restricted Shares that are forfeited.

Notwithstanding anything to the contrary in this Restricted Stock Agreement, the vesting of the Restricted Shares shall be accelerated to the same extent as the stock options, as described in the Employment Agreement between you and the Company, dated July 19, 2002.

Any terms not defined in this Restricted Stock Agreement will be as defined in the 1994 Stock Plan, or if not in the 1994 Stock Plan, in the Employment Agreement.

II.                                 AGREEMENT

1.  Grant of Restricted Shares.  Peregrine Systems, Inc., a Delaware corporation (the “Company”), hereby grants you the total number of Restricted Shares set forth in the Notice of Grant.  No payment is required for these Restricted Shares.

No Restricted Shares will be issued pursuant to this Restricted Stock Agreement unless such issuance and such exercise shall comply with Applicable Laws.  Assuming such compliance, for income tax purposes the Restricted Shares shall be considered transferred to you on the date the risk of forfeiture lapses with respect to such Restricted Shares unless you make a timely election under Section 83(b) of the Internal Revenue Code in which case for income tax purposes the Restricted Shares shall be considered transferred to you on the date they are delivered to you.

2.  Investment Representations.  In connection with the receipt of the Restricted Shares, you represent to the Company the following:

(a)  You are receiving these securities for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)  You understand that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.  In this connection, you understand that, in view of the Securities and Exchange Commission (“Commission”), the statutory basis for such exemption may not be present if your representations mean that your present intention is to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sales, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

(c)  You further acknowledge and understand that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  You further acknowledge and understand that the Company is under no obligation to register the securities.  You understand that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(d)  You further acknowledge and understand that the issuance of the Restricted Shares hereunder satisfies in full all of the Company’s obligations to issue shares to you to date.

3.  Non-Transferability of Restricted Shares.  The Restricted Shares may not be transferred in any manner by you during the time period they remain subject to a risk of forfeiture.  The terms of this Restricted Stock Agreement shall be binding your executors, administrators, heirs, successors, and assigns.

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF RESTRICTED SHARES IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, OR ACQUIRING RESTRICTED SHARES HEREUNDER).  YOU FURTHER ACKNOWLEDGE AND AGREE THAT NOTHING IN THIS RESTRICTED STOCK AGREEMENT, SHALL CONFER UPON YOU ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO TERMINATE YOUR EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

4.  Stock Certificate Legends.  The share certificate evidencing the Restricted Shares issued hereunder shall be endorsed with the following legends.

a) THE RESTRICTED SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

b) THE RESTRICTED SHARES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED SHARES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

c) Any legend required by any applicable state securities laws.

5.  Adjustment for Stock Split.  All references to the number of Restricted Shares shall be appropriately adjusted to reflect any stock split, stock dividend, or similar change in the Restricted Shares which may be made by the Company after date of this Restricted Stock Agreement.

6.  Tax Consequences.  You have reviewed with your own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Restricted Stock Agreement.  You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Restricted Stock Agreement.

7.  General Provisions.

(a)  This Restricted Stock Agreement shall be governed by the laws of the State of California.  This Restricted Stock Agreement represents the entire agreement between the parties with respect to the purchase of Restricted Shares by you and may only be modified or amended in writing signed by you and the Company.

(b)  Any notice, demand, or request required or permitted to be given by either the Company or you pursuant to the terms of this Restricted Stock Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Restricted Stock Agreement or such other address as a party may request by notifying the other in writing.

(c)  The rights and benefits of the Company under this Restricted Stock Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  Your rights and obligations under this Restricted Stock Agreement may only be assigned with the prior written consent of the Company.

(d)  Either party’s failure to enforce any provision or provisions of this Restricted Stock Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Restricted Stock Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e)  You agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Restricted Stock Agreement.

(f)  This Restricted Stock Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

You have reviewed this Restricted Stock Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Restricted Stock

Agreement and fully understands all provisions of the Agreement.  You further agree to notify the Company upon any change in the residence address indicated below.

GRANTEE	PEREGRINE SYSTEMS, INC.
a Delaware corporation

Kenneth A. Sexton
Print Name of Grantee

/s/ Kenneth A. Sexton	/s/ Gary G. Greenfield
Signature of Grantee	Gary G. Greenfield
Chief Executive Officer

520 Bristol Drive
Aurora, OH 44202
Residential Address